UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

Artesian Water Company, Inc., the principal subsidiary of Artesian Resources Corporation, received a federal grand jury subpoena in connection with an investigation being conducted by the United States Attorney’s Office in the Eastern District of Pennsylvania and the Environmental Protection Agency.  The subpoena requests certain documents from Artesian Water principally relating to eight wastewater facilities in Pennsylvania formerly operated by personnel of Artesian Utility Development, Inc. (a wholly owned subsidiary of Artesian Resources).  Artesian Resources was subsequently advised that Artesian Utility’s operation of the eight wastewater facilities in Pennsylvania is a subject of the grand jury investigation.  Artesian Resources is fully cooperating with the investigation.

At this stage it is impossible to determine the ultimate outcome of the investigation and Artesian Resources is unable to predict what actions, if any, may be taken by the U.S. Attorney’s Office or the Environmental Protection Agency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: January 21, 2011	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer